                                                                   Exhibit 99.02



                                WITCO CORPORATION


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 1, 1999

         The undersigned hereby appoints E. Gary Cook and Camillo J. DiFrancesco and each of them, with full power of substitution, as proxies to represent the undersigned and vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Witco Corporation to be held on September 1, 1999, and at any postponements or adjournments before the Meeting and at any postponements or adjournments thereof.

         Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposal 1 noted below and will be voted by the proxyholders in accordance with their best judgement as to any other matters properly transacted at the Meeting and at any postponements or adjournments or adjournments thereof. To vote in accordance with the Board of Directors' recommendations, just sign on the reverse side, no boxes need to be checked.




                  (Continued and to be signed on reverse side.)



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[X]      Please mark your votes
         as in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSAL:



                                                                        FOR            AGAINST          ABSTAIN

1. Approval for the adoption of the Agreement and Plan of               [ ]              [ ]              [ ]
   Reorganization, dated as of May 31, 1999, by and among
   Crompton & Knowles Corporation, a Massachusetts
   corporation, CK Witco Corporation (formerly known as
   Park Merger Co.), a Delaware corporation, and Witco
   Corporation.


                                            Date: _______________________, 1999

                                            _____________________________
                                            Signature(s)

                                            _____________________________
                                            Signature(s)

                                            Please sign exactly as your
                                            name appears. If you are acting
                                            as attorney, executor, trustee
                                            or in a representative
                                            capacity, sign names and
                                            indicate title. If shares
                                            are in the name of more
                                            than one person, each
                                            person should sign.


              PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE